SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
December 10, 2004

TEJAS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-29235	13-3577716

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Via Fortuna, Suite 400
Austin, Texas 78746
(Address of principal executive offices including Zip Code)

(512) 306-8222

(Registrant’s telephone number, including area code)

WESTECH CAPITAL CORP.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On December 10, 2004, the board of directors of Tejas Incorporated (f/k/a Westech Capital Corp.) expanded the size of the board from five to six directors and appointed Dennis G. Punches as a director of the company. Mr. Punches has also been appointed as a member of the company’s Audit Committee. Mr. Punches has served as the President of Payback, LP, a real estate management company, from 1996 to present. Mr. Punches previously served as Chairman of Payco American Corporation, a publicly-held financial services organization with offices throughout the United States, from 1956 through 1996. Mr. Punches currently serves as the Chairman of Collection House Ltd, PTY, a receivables management company based in Brisbane, Australia. Mr. Punches also serves as a director for Intrum Justitia, a receivables management firm based in Stockholm, Sweden and Novo I, a Waukesha, Wisconsin based marketing company. Mr. Punches received his B.S. from Carroll College.

     On December 10, 2004, the company issued a press release entitled “Westech Capital Announces Name Change and Board Appointment.” The text of the press release, which is attached as Exhibit 99.1, is incorporated by reference in its entirety.

Item 8.01. Other Events.

     On December 10, 2004, the company issued a press release entitled “Westech Capital Announces Name Change and Board Appointment.” The text of the press release, which is attached as Exhibit 99.1, is incorporated by reference in its entirety.

Item 9.01 Exhibits.

     (c) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release dated December 10, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEJAS INCORPORATED (Registrant)
Dated: December 13, 2004	By:	/s/ John F. Garber
		Name:	John F. Garber
		Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release dated December 10, 2004